749007.4                                                          EXECUTION COPY

                                                                    EXHIBIT 10.2
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                              THE YORK GROUP, INC.

                            ------------------------



                                SECOND AMENDMENT

                            Dated as of May 12, 2000

                                  amending the

      Senior Note Purchase Agreement dated as of June 30, 1994, as amended



                            ------------------------



                     Senior Secured Notes due June 30, 2004




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
                              THE YORK GROUP, INC.

                                SECOND AMENDMENT

                                          as of May 12, 2000

                  Re: Senior Secured Notes due June 30, 2004

THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY
2929 Allen Parkway
Houston, TX 77019

Ladies and Gentlemen:

            THE YORK GROUP, INC., a Delaware corporation (the "COMPANY"), hereby agrees with you as follows:

            SECTION 1. ORIGINAL NOTE PURCHASE AGREEMENT AND THE NOTES; PROPOSED AMENDMENTS. Pursuant to the Senior Note Purchase Agreement dated as of June 30, 1994 entered into by the Company with you, as amended by a First Amendment dated as of August 12, 1999 (as so amended, the "ORIGINAL NOTE PURCHASE AGREEMENT"), the Company issued and sold $25,000,000 aggregate principal amount of its Senior Secured Notes due June 30, 2004 (the "NOTES"). Unless the context otherwise requires, capitalized terms used herein without definition have the respective meanings ascribed thereto in the Original Note Purchase Agreement.

            The Company acknowledges the existence of certain Defaults and Events of Default as hereinbelow described and proposes that you waive such Defaults and Events of Default to the extent described below. Prior to or concurrently with the execution and delivery of this Agreement, the Company is also entering into a Forbearance Agreement and Consent with the lenders party to the Credit Agreement and ABN AMRO Bank N.V., as Administrative Agent, and Amendment No. 1 and Waiver in respect of the Credit Agreement (such Forbearance Agreement and Consent and Amendment No. 1 and Waiver are collectively called the "CREDIT AGREEMENT MODIFICATIONS"). In connection therewith the Company also proposes to amend the Original Note Purchase Agreement as hereinafter set forth (the Original Note Purchase Agreement as so amended are sometimes called the "AMENDED NOTE PURCHASE AGREEMENT") and to increase the interest rate to be borne by the Notes from and after September 1, 2000.

            SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

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                                       2

            Section 2.1. ORGANIZATION, AUTHORIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Amended Note Purchase Agreement and the amended Notes.

            The execution and delivery of this Agreement and the performance of this Agreement and the Amended Note Purchase Agreement and the amended Notes have been duly authorized by all necessary action on the part of the Company. This Agreement and the Amended Note Purchase Agreement and the amended Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 2.2. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Amended Note Purchase Agreement and the amended Notes do not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries.

            Section 2.3. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or the amended Notes.

            Section 2.4. NO DEFAULT, ETC. Except as described in Section 4 of this Agreement and the Credit Agreement Modifications, no Event of Default or Default has occurred and is continuing, and neither the Company nor any of its Subsidiaries

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                                       3

is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness and there is no pending request by the Company (except pursuant to this Agreement and the Credit Agreement Modifications) or any of its Subsidiaries for any amendment or waiver in respect of any contemplated or possible default with respect to such Indebtedness and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

            Section 2.5. NO UNDISCLOSED FEES. The Company has not, directly or indirectly, paid or caused to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any holder of Notes or other Indebtedness in order to induce such holder to enter into this Agreement or give its forebearance and consent as requested by the Credit Agreement Modifications or take any other action in connection with the transactions contemplated hereby, nor has the Company agreed to make any such payment, except as contemplated by the Credit Agreement Modifications and Section 7 of this Agreement.

            SECTION 3. REPRESENTATION OF THE NOTEHOLDER. You represent to the Company that you are the beneficial owner of Notes in the aggregate unpaid principal amount set forth below your name in the acceptance form of this Agreement.

            Section 4. WAIVER OF ORIGINAL NOTE PURCHASE AGREEMENT. Subject to this Agreement becoming effective as below provided, you hereby waive (a) timely compliance by the Company with its obligations under Sections 6.13 and (until June 15, 2000) 6.14 of the Original Note Purchase Agreement and (b) failure by the Company to comply with Sections 7.2 and 7.15 of the Original Note Purchase Agreement for the period ending March 31, 2000.

            Section 5. AMENDMENTS OF ORIGINAL NOTE PURCHASE AGREEMENT, ETC. The Original Note Purchase Agreement is amended pursuant to Section 10.1 thereof as follows:

            A. Section 6.13 is amended by adding a new sentence at the end thereof to read as follows:

            "The Company agrees that no later than May 31, 2000, it will deliver to the Collateral Agent for the benefit of the Holders a mortgage on the property owned by Cercueil Lauziere Inc., in form and substance satisfactory to the Collateral Agent."

            B.    Section 7.2 is amended to read as follows:

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                                       4

                  "7.2 MINIMUM FIXED CHARGE COVERAGE RATIO. The Company will maintain a Fixed Charge Coverage Ratio as of the end of each calendar month for the twelve month period then ended of at least
            (i) for all calendar months ending on or before September 30, 2000,
            2.00 to 1.00 and (ii) for all calendar months ending thereafter,
            2.50 to 1.00."

            C.    Section 7.15 is amended to read as follows:

                  "7.15 MINIMUM EBITDA. The Company will maintain its EBITDA as of the end of each fiscal quarter for the fiscal quarter then ended of at least (i) for the calendar quarter ending June 30, 2000, $6,850,000, (ii) for the calendar quarter ending September 30, 2000, $6,625,000, (iii) for the calendar quarter ending December 31, 2000, $8,575,000, (iv) for the calendar quarter ending March 31, 2001, $9,000,000 and (v) for each calendar quarter ending thereafter, $7,375,000."

            C. Section 9.5 is amended by deleting "10.37%" in the first sentence and substituting in lieu thereof "11.37%."

            D. Section 12 is amended by changing the definition of "Consolidated Current Liabilities" to read as follows:

                  "'Consolidated Current Liabilities' means, as of any date of determination, the total amount of the current liabilities of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP; provided that, with respect to determining 'Consolidated Current Liabilities' as of June 30, 2000 and September 30, 2000, the current portion of any long-term Debt of the Company and its Subsidiaries existing as of such dates shall be deducted to the extent such current portion is included in such current liabilities."

            E. In order to evidence the increase in the interest rate to be borne by the Notes from and after September 1, 2000, the form of Note annexed as Exhibit A to the Amended Note Purchase Agreement is amended to read in its entirety as set forth in Annex A attached hereto.

            Section 6. EFFECTIVENESS OF THIS AGREEMENT. This Agreement will become effective on the date (the "EFFECTIVE DATE") on which all of the following conditions precedent shall have been satisfied:

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                                       5

            Section 6.1. PROCEEDINGS. All proceedings taken by the Company in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers, all in form and substance satisfactory to you, as you or they may reasonably request in connection therewith.

            Section 6.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true on and as of the Effective Date as though such representations and warranties had been made on and as of the Effective Date, and you shall have received a certificate of a senior financial officer of the Company, dated the Effective Date, to such effect.

            Section 6.3. OPINION OF COUNSEL. You shall have received an opinion, dated the Effective Date, addressed to you and otherwise satisfactory in scope and substance to you, from Locke, Liddell & Sapp LLP, substantially in the form set forth in Annex B attached hereto, and covering such other matters incident to the transactions contemplated hereby as you may reasonably request.

            Section 6.4. CREDIT AGREEMENT MODIFICATIONS. The Credit Agreement Modifications shall have been duly executed and delivered, substantially in the respective forms of drafts (dated 5/9/00) heretofore furnished to you, the conditions to effectiveness thereof shall have been satisfied, and you shall have received copies of all certificates, legal opinions and other documentation provided in connection with such effectiveness.

            Section 6.5. PAYMENT OF FEES. The Company shall have paid (a) to you by wire transfer as provided in Schedule A to the Original Note Purchase Agreement (or to you in such other manner or to such other address as you shall have specified in writing to the Company at least one Business Day before the Effective Date) the installment of the amendment fee referred to in Section 7 of this Agreement due on the Effective Date and (b) the fees and disbursements of your special counsel as contemplated by Section 9 of this Agreement.

            Section 7. AMENDMENT FEE. The Company agrees to pay to you an amendment fee equal to the greater of (a) 0.50% of the unpaid principal amount of the Notes held by you and (b) the highest amendment and waiver fee (expressed as a percentage of the sum of the revolving credit commitment and outstanding principal amount of the term loans) paid by the Company in

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                                       6

connection with the Credit Agreement Modifications. Such amendment fee shall be due and payable in two installments as follows: (i) 25% of such fee shall be due and payable on the Effective Date as provided in Section 6.5 of this Agreement and (ii) the remaining 75% of such fee shall be due and payable on August 31, 2000 (unless the Notes shall have been prepaid in full on or before August 31, 2000) by wire transfer or otherwise as provided in said Section 6.5.

            Section 8. EXCHANGE OR NOTATION OF NOTES. On or after the Effective Date and in any case prior to any transfer of your outstanding Note, you shall either make a notation of the amendment to such Note pursuant to this Agreement, or surrender such Note in exchange for a new Note in accordance with Section
11.3 of the Amended Note Purchase Agreement. Any Note executed and delivered on or after the Effective Date shall be in the form of Annex A hereto.

            Section 9. EXPENSES. Without limiting the generality of Section 13.1 of the Amended Note Purchase Agreement, the Company agrees, whether or not the transactions contemplated hereby are consummated, to pay the reasonable fees and disbursements of Willkie Farr & Gallagher, your special counsel, for their services rendered in connection with such transactions and with respect to this Agreement and any other document delivered pursuant to this Agreement and reimburse you for your reasonable out-of-pocket expenses in connection with the foregoing.

            In furtherance of the foregoing, on the Effective Date the Company will pay or cause to be paid the reasonable fees and disbursements of Willkie Farr & Gallagher which are reflected in the statement of Willkie Farr & Gallagher delivered to the Company on or prior to the Effective Date. The Company will also pay promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of Willkie Farr & Gallagher in connection with the transactions contemplated hereby (including disbursements unposted as of the Effective Date).

            Section 10. RATIFICATION. Except as amended hereby, the Original Note Purchase Agreement is in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect.

            Section 11. REAFFIRMATION OF GUARANTORS. By signing a copy of this Agreement in the space below provided, each Guarantor acknowledges and agrees to the terms of this Agreement and ratifies its respective guarantee obligations with respect to the Amended Note Purchase Agreement.

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                                       7

            Section 12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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                                       8

            If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Agreement shall become a binding agreement between you and the Company, subject to becoming effective as hereinabove provided.

                                    THE YORK GROUP, INC.



                                    By   _______________________
                                         Title:


                                    GUARANTORS

                                    CERCUEIL LAUZIERE INC.
                                    COLONIAL GUILD, LTD.
                                    SHEIDOW BRONZE CORPORATION
                                    THE WILLIAMSBURG COMPANIES, INC.
                                    OREGON BRASS WORKS
                                    GORHAM BRONZE, LTD.
                                    COLONIAL GUILD TRADE COMPANY, INC.
                                    DIXIE VAULT TRADE COMPANY, INC.
                                    DOODY TRADE COMPANY, INC.
                                    ELDER DAVIS, INC.
                                    ELDER DAVIS TRADE COMPANY, INC.
                                    OMC INDUSTRIES, INC.
                                    OREGON CSKET COMPANY, INC.
                                    PUGET SOUND CASKET CO.
                                    STAR MANUFACTURING CORPORATION
                                    THE DOODY GROUP, INC.
                                    T.Y.G. COMPANY, INC.
                                    T.Y.G. TRADE COMPANY, INC.
                                    T.Y.G. TRADE II COMPANY, INC.
                                    WEST POINT CASKET COMPNY
                                    DIXIE VAULT COMPANY, INC.
                                    WEST POINT TRADE COMPANY, INC.
                                    YORK AGENCY, INC.
                                    YORK ACQUISITION CORP.
                                    YORKTOWNE ACQUISITION CORP.
                                    (For purposes of Section 9 only)



                                    By _____________________________
                                       Title:

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                                       9

ACCEPTED AND AGREED:

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY



By   _____________________
     Title:

Principal Amount of Notes Held: $____________

                              THE YORK GROUP, INC.

                               SENIOR SECURED NOTE

                                DUE JUNE 30, 2004

Registered Note No. R-                                   Houston, Texas
$                                                                , 200
                                                         --------     -
PPN 98663@ AB6

      THE YORK GROUP, INC., a Delaware corporation (the "Company"), for value
received, hereby promises to pay to The                           , or
registered assigns, on the 30th day of June, 2004, the principal sum of
          DOLLARS ($       ) (or so much thereof as shall not have been prepaid)
and to pay interest (computed on the basis of a 360-day year, with interest payments calculated on the basis of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon, payable monthly on the last day of each month and at maturity, at the rate of (i) 8.37% per annum from the date hereof to and including August 31, 2000, and (ii) 9.37% per annum thereafter, and to pay interest on any overdue principal and (to the extent legally permitted) on any overdue installment of interest or any overdue premium, at a rate per annum equal to the Default Rate, after maturity, whether by acceleration or otherwise, until paid. The principal hereof and interest to accrue hereon and premium, if any, are payable in lawful money of the United States of America in accordance with the Agreement (hereinafter defined).

      This note (this "Senior Secured Note") is one of a duly authorized issue of Senior Notes of the Company in the aggregate principal amount of $25,000,000 issued under and pursuant to the terms and provisions of a Senior Secured Note Purchase Agreement dated as of June 30, 1994, as amended by the First Amendment, dated as of August 12, 1999 and the Second Amendment dated as of May 12, 2000 (as so amended the "Agreement"), entered into by the Company with the Purchaser named in Annex I thereto, and this Senior Secured Note and the Holder hereof are entitled equally and ratably with the Holders of all other Senior Secured Notes outstanding from time to time under the Agreement to all of the benefits provided for by said Agreement or referred to therein by any thereof. This Senior Secured Note is also entitled to the benefits of Subsidiary Guarantees heretofore and from time to time hereafter executed and delivered pursuant to the Agreement. The provisions of the Agreement (including, without limitation, Section 5.2 of the Agreement) are hereby incorporated in this Senior Secured Note to the same extent as if set forth at length herein. All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

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                                       2

      As provided in the Agreement, upon surrender of this Senior Secured Note for registration or transfer, duly endorsed or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Senior Secured Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the Person in whose name this Senior Secured Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      This Senior Secured Note and any other Senior Secured Note may, under certain circumstances be declared due prior to its expressed maturity date, all in the events, on the terms and in the manner as provided in the Agreement.

      As provided in the Agreement, this Senior Secured Note is subject to optional and mandatory prepayment in whole or in part, with premium, and the Company agrees to make such prepayments of principal on the dates, in the amounts and in the manner provided in the Agreement, to which reference is made for the terms and conditions applicable to prepayment.

      Should the indebtedness represented by this Senior Secured Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Senior Secured Note, including reasonable attorneys' fees and expenses.

      Notwithstanding any provision to the contrary in the Agreement or this Senior Secured Note or in any document or documents otherwise relating thereto or hereto, in no event shall the Agreement or this Senior Secured Note or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received under the Agreement or this Senior Secured Note or in any of the documents otherwise relating thereto or hereto, or in any communication by the Holder hereof or any other Person to the Company or any other party liable for payment of this Senior Secured Note, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually

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                                       3

outstanding from time to time under the Agreement or this Senior Secured Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been received shall be credited against the then unpaid principal balance of this Senior Secured Note or refunded to the Company, at the option of the Holder hereof, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Senior Secured Note, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The term "applicable usury laws" shall mean such laws of the State of Texas or the laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow higher rates of interest, then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

      This Senior Secured Note is entitled to all of the benefits of the Agreement.

      THIS SENIOR SECURED NOTE IS GOVERNED BY AND IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.


                                    THE YORK GROUP, INC.


                                    By:_______________________________
                                        Name:
                                        Title:

                                                                       ANNEX B
                                                   (to Supplemental Agreement)


                       OPINION OF COUNSEL FOR THE COMPANY

            The following opinions are to be provided by counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Second Amendment.

            1. The Company is a corporation validly existing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver the Second Amendment and to perform the provisions thereof.

            2. The Second Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            3. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required on the part of the Company for the validity of the execution and delivery or for the performance by the Company of the Second Amendment.

            4. The consummation of the transactions contemplated by the Second Amendment and the performance of the terms and provisions of the Second Amendment do not and will not (a) conflict with the Certificate of Incorporation or by-laws of the Company or any of its Subsidiaries, (b) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of its Subsidiaries under, any material indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument known to us, after due inquiry, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries and known to us or violate any provision of any law, statute, rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries.

                                     * * * *
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                                       2

            This opinion is given solely for your benefit, and for the benefit of the institutional investor holders from time to time of the Notes held by you, in connection with the transactions contemplated by the Second Amendment, and may not be relied upon by any other person for any purpose without our prior written consent.